Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Immunic, Inc. of our report dated February 26, 2021, relating to the consolidated financial statements, which appears in the annual report on Form 10-K for the year ended December 31, 2020, and to the reference to our Firm under the caption “Experts.”

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

April 13, 2021

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.